Exhibit 99.1
SI-BONE, Inc. Reports Financial Results for the First Quarter 2024
Annual guidance increased to $164 million - $166 million, implying annual growth of ~18% - 20%

SANTA CLARA, Calif. May 6, 2024 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, today reported financial results for the quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $37.9 million, representing growth of ~16%
•U.S. revenue of $35.4 million, representing growth of ~16%
•Gross margin of ~79%
•Over 1,100 U.S. active physicians, representing an increase of ~16%
•Strong liquidity with $157.8 million in cash and equivalents

Recent Operational Highlights
•Completed the first pelvic fixation procedure with smaller diameter iFuse Bedrock Granite implant in April
•Continuation of NTAP for iFuse Bedrock Granite at $9,828 per case under CMS FY2024 proposed IPPS Rule
•Surpassed 100,000 procedures performed by over 3,700 surgeons worldwide since inception
"I am pleased with the solid start to the year as we continued to benefit from robust procedure volumes across all our target markets and maintained our strong procedure ASP,” said Laura Francis, Chief Executive Officer. “I am confident about our revenue growth acceleration, catalyzed by expansion of our opportunity in the pelvic fixation market with the rollout of the smaller diameter Granite implant and building on the success of iFuse 3D with the adoption of TORQ across all our call points. This top-line growth will also allow us to make significant progress towards our adjusted EBITDA breakeven goal.”

First Quarter 2024 Financial Results

Worldwide revenue was $37.9 million in the first quarter 2024, a ~16% increase from $32.7 million in the corresponding period in 2023. U.S. revenue for the first quarter 2024 was $35.4 million, a ~16% increase from $30.5 million in the corresponding period in 2023. International revenue growth for the first quarter 2024 was $2.4 million compared to $2.3 million in the corresponding period in 2023.

Gross margin was ~79% for the first quarter 2024, as compared to ~82% in the corresponding period in 2023. Gross margin in the first quarter 2024 was impacted by procedure and product mix.

Operating expenses increased ~10% to $41.9 million in the first quarter 2024, as compared to $38.1 million in the corresponding period in 2023. The change in operating expenses was primarily driven by increases in commission related to revenue growth, research and development investments, as well as higher stock based compensation. Operating expenses were also impacted by the timing of our global sales meeting, which was held in the first quarter of 2024 compared to in the second quarter of 2023.

Operating loss increased by ~7% to $12.0 million in the first quarter 2024, as compared to an operating loss of $11.3 million in the corresponding period in 2023.

Net loss improved by ~2%, to $10.9 million, or $0.27 per diluted share for the first quarter 2024, as compared to a net loss of $11.1 million, or $0.32 per diluted share in the corresponding period in 2023.

Adjusted EBITDA loss in the first quarter of 2024 was nearly flat compared to the corresponding period in 2023 at $4.0 million.

Cash and marketable securities were $157.8 million and borrowings were $36.1 million as of March 31, 2024.

2024 Updated Financial Guidance

SI-BONE is updating 2024 worldwide revenue guidance to be in the range of $164 million to $166 million, an increase from the previous guidance of $162 million to $165 million. Compared to 2023, the updated guidance translates to growth of ~18% to ~20%, versus growth of ~17% to ~19% implied in the earlier guidance.

Webcast Information

SI-BONE will host a conference call to discuss the first quarter 2024 financial results after market close on Monday, November 6, 2023 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/xs5x4tbm. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in technology for surgical treatment of musculoskeletal disorders of the sacropelvic anatomy. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 3,700 surgeons in performing a total of over 100,000 sacropelvic procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 120 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, spinopelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

iFuse Bedrock Granite, iFuse-TORQ and SI-BONE are registered trademarks of SI-BONE, Inc. ©2024 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's ability to introduce and commercialize new products and indications, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE's devices. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filing on Form 10-K, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors." SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE's reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal
Sr. Director, FP&A and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$37,867	$32,708
Cost of goods sold	8,002	5,924
Gross profit	29,865	26,784
Operating expenses:
Sales and marketing	29,387	27,313
Research and development	4,345	3,291
General and administrative	8,176	7,473
Total operating expenses	41,908	38,077
Loss from operations	(12,043)	(11,293)
Interest and other income (expense), net:
Interest income	2,113	932
Interest expense	(881)	(838)
Other income (expense), net	(93)	74
Net loss	$(10,904)	$(11,125)

Net loss per share, basic and diluted	$(0.27)	$(0.32)
Weighted-average number of common shares used to compute basic and diluted net loss per share	40,934,392	34,916,106

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$32,040	$33,271
Short-term investments	125,782	132,748
Accounts receivable, net	22,109	21,953
Inventory	21,049	20,249
Prepaid expenses and other current assets	2,647	3,173
Total current assets	203,627	211,394
Property and equipment, net	17,348	16,000
Operating lease right-of-use assets	2,415	2,706
Other non-current assets	323	325
TOTAL ASSETS	$223,713	$230,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,661	$4,588
Accrued liabilities and other	11,767	17,452
Operating lease liabilities, current portion	1,433	1,416
Total current liabilities	20,861	23,456
Long-term borrowings	36,107	36,065
Operating lease liabilities, net of current portion	1,192	1,511
Other long-term liabilities	16	18
TOTAL LIABILITIES	58,176	61,050

Stockholders' Equity:
Common stock and additional paid-in capital	576,616	569,481
Accumulated other comprehensive income	266	335
Accumulated deficit	(411,345)	(400,441)
TOTAL STOCKHOLDERS’ EQUITY	165,537	169,375
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$223,713	$230,425

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss	$(10,904)	$(11,125)
Interest income	(2,113)	(932)
Interest expense	881	838
Depreciation and amortization	1,089	1,086
Stock-based compensation	7,030	6,194
Adjusted EBITDA	$(4,017)	$(3,939)